Exhibit 21.1

List of Subsidiaries

Name of Entity	State of Formation
1101 Ocean Ave Parking LLC	New Jersey
1101 Ocean Ave Venture LLC	New Jersey
17093 Biscayne Boulevard – North Miami LLC	Delaware
210 5th Ave. Venture Urban Renewal LLC	New Jersey
215 North Michigan Owner LLC	Delaware
3376 Peachtree Residential LLC	Georgia
6801 Woolridge Road – Moseley LP	Delaware
6801 Woolridge Road GenPar LLC	Delaware
AP at Monroe Urban Renewal LLC	New Jersey
AP at South Grand Urban Renewal LLC	New Jersey
AP Block 146 Developer Urban Renewal, LLC	New Jersey
AP Block 176 Venture Urban Renewal LLC	New Jersey
AP Block 178 Venture LLC	New Jersey
AP Block 3801 & 3904 Venture LLC	New Jersey
AP Block 3802 Venture LLC	New Jersey
AP Block 3904 Garage LLC	New Jersey
AP Block 3904 Venture LLC	New Jersey
AP Block 4001 Investor LLC	Delaware
AP Block 4001 Lender LLC	Delaware
AP Block 4001 QOZ Fund Manager LLC	Delaware
AP Block 4001 Partners LLC	Delaware
AP Block 4001 Venture Urban Renewal LLC	New Jersey
AP Block 4502 Beach Club LLC	New Jersey
AP Fifteen Property Holdings, L.L.C.	New Jersey
AP Five Property Holdings, L.L.C.	New Jersey
AP Mortgagee LLC	Delaware
AP Retail Venture LLC	Delaware
AP Ten Property Holdings, L.L.C.	New Jersey
AP Triangle LLC	Delaware
AP Wesley Lake LLC	Delaware
APW Redeveloper LLC	Delaware
Asbury Convention Hall Limited Liability Company	New Jersey
Asbury Partners, LLC	New Jersey
Asbury Three Liquor License LLC	New Jersey
Asbury Two Liquor License LLC	New Jersey
ASTAR Finance Falcon I LLC	Delaware
ASTAR Finance Falcon II LLC	Delaware
Avenida Naperville Partners LLC	Delaware
Bath Site LLC	Delaware
Bond Portfolio Holdings II LLC	Delaware
Bond Portfolio Holdings LLC	Delaware
Bond Portfolio Holdings III LLC	Delaware
Cajun Fish Holdings, L.L.C.	New Jersey
Childs Associates LLC	Delaware
Coney Childs Lender LLC	Delaware
Coney Entertainment LLC	Delaware
Coney Island Holdings LLC	Delaware
Florida Lien Investor LLC	Delaware
Grand Monarch Partners LLC	Delaware
Highland View Associates LLC	Delaware
iStar 100 LLC	Delaware

iStar 100 Management Inc.	Delaware
iStar 200-300 LLC	Delaware
iStar 200-300 Management, Inc.	Delaware
iStar Financial Protective Trust	Maryland
iStar FM Loans LLC	Delaware
iStar Grand Monarch Investor LLC	Delaware
iStar Harrisburg Business Trust	Delaware
iStar Net Lease I LLC	Delaware
iStar Net Lease II LLC	Delaware
iStar Net Lease Member I LLC	Delaware
iStar Net Lease Member II LLC	Delaware
iStar Reeder Lender LLC	Delaware
iStar REO Holdings II TRS LLC	Delaware
iStar Residential LLC	Delaware
iStar SPP LLC	Delaware
iStar SPP II LLC	Delaware
iStar Tara LLC	Delaware
iStar Transition Services LLC	Delaware
iStar WALH Investor TRS LLC	Delaware
Jade Eight Properties LLC	Delaware
Jersey Star GenPar LLC	Delaware
Jersey Star LP	Delaware
Long Beach Wayfarer LLC	Delaware
Madison Asbury Retail, LLC	Delaware
Magnolia Green Development Partners LLC	Delaware
Marina Palms LLC
MF III Albion LLC	New Jersey
MG Apartment Entity, LLC	Delaware
MG Apartments Parcel 3 LLC	Delaware
Naples AW Holdco LLC	Delaware
Parrot Cay Holdco LLC	Delaware
Royal Oaks Lane (Biscayne Landing) – North Miami LLC	Delaware
Seaside Park LLC	Delaware
SFI Belmont LLC	Delaware
SFI Bullseye – Chicago LLC	Delaware
SFI Chicago Tollway LLC	Delaware
SFI Coney Island Manager LLC	Delaware
SFI Euro Holdings II LLC	Delaware
SFI Euro Holdings LLC	Delaware
SFI Grand Vista LLC	Delaware
SFI Ilikai 104 LLC	Delaware
SFI Ilikai GenPar LLC	Delaware
SFI Ilikai LP	Delaware
SFI Ilikai Property Owner LLC	Delaware
SFI Ilikai Retail Owner LLC	Delaware
SFI Kua 4 Partner LLC	Delaware
SFI Mammoth Crossing LLC	Delaware
SFI Mammoth Finance LLC	Delaware
SFI Mammoth GenPar LLC	Delaware
SFI Mammoth Owner LP	Delaware
SFI MG Investor LLC	Delaware
SFI Naples Reserve LLC	Delaware
SFI One Palm Partner LLC	Delaware
SFI Raintree – Scottsdale LLC	Delaware
SH Net Lease II REIT	Maryland
Shore Road – Long Beach Superblock LLC	Delaware

SN Legacy Holdings LLC	Delaware
STAR Artesia 2 Member LLC	Delaware
STAR 570 LH Holdings LLC	Delaware
STAR 61 Bond Street Lender LLC	Delaware
STAR Domain LH Holdings LLC	Delaware
STAR Dream Lender LLC	Delaware
Star FW Ventures II Investor LLC	Delaware
STAR Germantown Lender LLC	Delaware
STAR Investment Holdco LLC	Delaware
STAR Investment Holdings SPV LLC	Delaware
Star Jadian Investor LLC	Delaware
STAR Naperville Investor LLC	Delaware
STAR Nevele Owner LLC	Delaware
STAR North Clark Lender LLC	Delaware
STAR Palm Desert Lender GenPar LLC	Delaware
STAR Palm Desert Lender LP	Delaware
STAR Preferred Holdings LLC	Delaware
STAR Shidler-Terra Lender LLC	Delaware
Stone Pony Partners LLC	New Jersey
Talking Partners LLC	New Jersey
THCF LLC	New Jersey
The Lanes at AP LLC	New Jersey
TPRJC Owner LLC	New Jersey